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                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent

          We consent to the incorporation by reference in this Registration Statement of First Health Group Corp. on Form S-8 related to two stock option agreements between First Health Group Corp. and James C. Smith of our reports dated February 18, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of First Health Group Corp. and subsidiaries for the year ended December 31, 1999.

                                              /s/ Deloitte & Touche LLP

Chicago, Illinois
March 19, 2001